Exhibit (a)(1)(C)

Form of Notice of Withdrawal

INFUSYSTEM HOLDINGS, INC.

Offer to Exchange

Common Stock

For Any and All Outstanding Warrants Exercisable for Common Stock

With An Exercise Price of $5.00 per Share Expiring on April 11, 2011 (CUSIP 45685K110) of

InfuSystem Holdings, Inc.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 17, 2010 UNLESS THE EXCHANGE OFFER IS EXTENDED.

The undersigned acknowledges receipt of the exchange offer statement dated February 16, 2010 (the “Exchange Offer Statement”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), for the offer to exchange shares of the Company’s common stock par value $0.0001 per share (“Common Stock”) for any or all of the Company’s outstanding warrants to purchase Common Stock exercisable at $5.00 per share (the “Warrants”) of the Company that are validly tendered and not properly withdrawn under the terms and subject to the conditions set forth in the Exchange Offer Statement. All withdrawals of Securities previously tendered in the Exchange Offer (as defined in the Exchange Offer Statement) must comply with the procedures described in the Exchange Offer Statement under “The Exchange Offer—Withdrawal Rights”.

The undersigned has identified in the table below the Warrants that it is withdrawing from the Exchange Offer:

Description of Warrants Withdrawn

Number of Warrants to be withdrawn:

Date(s) such Warrants were tendered:

TOTAL NUMBER OF WARRANTS WITHDRAWN:

* If any Warrants were tendered through The Depository Trust Company (DTC), please provide the DTC Participant Number. This form should only be used for withdrawals of Warrants delivered through DTC if the undersigned needs to withdraw Securities on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such Warrants.

If you tendered Warrants through DTC’s Automated Tender Offer Program (“ATOP”), and you wish to withdraw your tender, you may only do so through ATOP.

You may transmit this notice of withdrawal to the Exchange Agent, Bank of New York Mellon (“BNY Mellon”), at the address listed below:

BNY Mellon Shareowner Services

480 Washington Boulevard

Jersey City, NJ 07310

Attention: Corporate Action Department, 27th Floor

This notice of withdrawal must be signed below by the registered holder(s) of the Warrants tendered as their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such Warrants. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:	, 2010

DTC Participant Number (applicable for Warrants tendered through DTC only)

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of the Company, the Exchange Agent or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.